UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018 (May 24, 2018)

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QUOTIENT LIMITED
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001‑36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 011-41-22-716-9800

n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.

On May 29, 2018, Quotient Limited (“the Company”) issued an earnings release announcing its financial results for the year ended March 31, 2018.  A copy of the earnings release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 2.02 of this Current Report, including exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On May 24, 2018, the Company entered into an employment agreement with Mr. Walt to continue to serve as the Company's Chief Executive Officer. The agreement has a two-year term, subject to earlier termination upon three months' prior written notice by either party; provided, however, that after December 31, 2019, Mr. Walt may resign for any reason without giving prior written notice. Pursuant to the agreement, Mr. Walt will be required to devote the majority of his business time and energy to the Company at the Company's premises in Jersey, Channel Islands, the U.S. and/or Switzerland and as otherwise required to perform the duties of Chief Executive Officer.

The agreement provides for:

•	a base salary of CHF750,000 per annum (the "Base Salary");
•	eligibility to receive an annual cash bonus of up to CHF750,000 based on the achievement of performance targets determined by the Board (the "Annual Bonus");
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subject to the condition that the Company's shareholders approve an amendment during 2018 to the 2014 Stock Incentive Plan to increase the number of ordinary shares authorized for issuance thereunder (the "Condition"), as soon as reasonably practicable after the Condition is satisfied, a grant of (a) 91,743 restricted share units ("RSUs") (equal in value to approximately $600,000, based on the closing sale price of the Company's ordinary shares on The NASDAQ Global Market on May 24, 2018 of $6.54 per share) and (b) options to purchase 45,872 ordinary shares at an exercise price of $6.54 per share; and

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until the month-end following Mr. Walt's last day of employment and during such time as Mr. Walt is commuting between his current home and the Company’s offices, reimbursement for the rental cost of a 1-bedroom apartment in the Geneva area for up to CHF2,500 per month.

The RSUs will vest in 12 equal monthly instalments beginning on the first monthly anniversary of May 24, 2018. The options will vest in two equal annual instalments beginning on the first anniversary of May 24, 2018.

If the agreement is terminated by the Company without “cause” (as defined in the agreement), Mr. Walt's RSUs and options will vest and, in the case of options, become exercisable, in accordance with their terms, and the Company will pay to Mr. Walt:

•	all accrued but unpaid Base Salary through the date of termination of Mr. Walt's employment and any unpaid or unreimbursed expenses incurred by Mr. Walt in the performance of his duties;
•	the Base Salary for the remainder of the term of the agreement in equal monthly installments; and
•	a pro rata portion of the Annual Bonus for the year of termination.

The RSUs and options will also fully vest and, in the case of options, become exercisable, in accordance with their terms, upon a change in control.

The Company has agreed to indemnify Mr. Walt to the maximum extent permitted by its organizational documents and applicable law for any acts or decisions made in good faith while performing services for the Company.

The foregoing description of the terms of the agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following is a list of exhibits filed as part of this Current Report on form 8-K:

Exhibit 10.1Employment Agreement, dated as of May 24, 2018, by and between Quotient Limited and Franz Walt

Exhibit 99.1Earnings Release, dated May 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED
By:	/s/ Chris Lindop
Name: Chris Lindop
Title: Chief Financial Officer

Date: May 29, 2018